UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 26, 2014

Target Corporation
(Exact name of registrant as specified in its charter)

Minnesota	1-6049	41-0215170
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1000 Nicollet Mall, Minneapolis, Minnesota 55403
(Address of principal executive offices, including zip code)
(612) 304-6073
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.             Results of Operations and Financial Condition.

On February 26, 2014, Target Corporation ("Target") issued a News Release containing its financial results for the three and twelve months ended February 1, 2014. The News Release is attached hereto as Exhibit (99).

Item 8.01.             Other Events.

Introductory Note

Target is including updated "Risk Factors" with this report to provide additional information on risks or uncertainties that could affect the forward-looking statements included in the News Release.

During the fourth quarter of 2013, we experienced a data breach in which certain payment card and other guest information was stolen through unauthorized access to our network. Throughout the Risk Factors in this report, this incident is referred to as the "2013 data breach".

Risk Factors

Our business is subject to many risks. Set forth below are the most significant risks that we face.
If we are unable to positively differentiate ourselves from other retailers, our results of operations could be adversely affected.
The retail business is highly competitive. In the past we have been able to compete successfully by differentiating our guests’ shopping experience by creating an attractive value proposition through a careful combination of price, merchandise assortment, convenience, guest service, loyalty programs and marketing efforts. Our ability to create a personalized guest experience through the collection and use of guest data is increasingly important to our ability to differentiate from other retailers. Guest perceptions regarding the cleanliness and safety of our stores, the functionality and reliability of our digital channels, our in-stock levels and other factors also affect our ability to compete. No single competitive factor is dominant, and actions by our competitors on any of these factors could have an adverse effect on our sales, gross margins and expenses.
We sell many products under our owned and exclusive brands. These brands are an important part of our business because they differentiate us from other retailers, generally carry higher margins than equivalent national brand products and represent a significant portion of our overall sales. If one or more of these brands experiences a loss of consumer acceptance or confidence, our sales and gross margins could be adversely affected.
The continuing migration and evolution of retailing to online and mobile channels has increased our challenges in differentiating ourselves from other retailers. In particular, consumers are able to quickly and conveniently comparison shop with digital tools, which can lead to decisions based solely on price. We work with our vendors to offer unique and distinctive merchandise, and encourage our guests to shop with confidence with our price match policy. Failure to effectively execute in these efforts, actions by our competitors in response to these efforts or failures of our vendors to manage their own channels and content could hurt our ability to differentiate ourselves from other retailers and, as a result, have an adverse effect on sales, gross margins and expenses.
Our continued success is substantially dependent on positive perceptions of Target which, if eroded, could adversely affect our business and our relationships with our guests and team members.
We believe that one of the reasons our guests prefer to shop at Target and our team members choose Target as a place of employment is the reputation we have built over many years for serving our four primary constituencies: guests, team members, the communities in which we operate, and shareholders. To be successful in the future, we must continue to preserve, grow and leverage the value of Target's reputation. Reputational value is based in large part on perceptions. While reputations may take decades to build, any negative incidents can quickly erode trust and confidence, particularly if they result in adverse mainstream and social media publicity, governmental investigations or litigation. Those types of incidents could have an adverse impact on perceptions and lead to tangible adverse effects on our business, including consumer boycotts, lost sales, loss of new store development opportunities, or team member retention and recruiting difficulties. For example, we experienced weaker than expected U.S. Segment sales following the announcement of the 2013 data breach.

If we are unable to successfully develop and maintain a relevant and reliable multichannel experience for our guests, our sales, results of operations and reputation could be adversely affected.
Our business has evolved from an in-store experience to interaction with guests across multiple channels (in-store, online, mobile and social media, among others). Our guests are using computers, tablets, mobile phones and other devices to shop in our stores and online and provide feedback and public commentary about all aspects of our business. We currently provide full and mobile versions of our website (Target.com), applications for mobile phones and tablets and interact with our guests through social media. Multichannel retailing is rapidly evolving and we must keep pace with changing guest expectations and new developments and technology investments by our competitors. If we are unable to attract and retain team members or contract with third parties having the specialized skills needed to support our multichannel efforts, implement improvements to our guest‑facing technology in a timely manner, or provide a convenient and consistent experience for our guests regardless of the ultimate sales channel, our ability to compete and our results of operations could be adversely affected. In addition, if Target.com and our other guest‑facing technology systems do not appeal to our guests or reliably function as designed, we may experience a loss of guest confidence, lost sales or be exposed to fraudulent purchases, which, if significant, could adversely affect our reputation and results of operations.
If we fail to anticipate and respond quickly to changing consumer preferences, our sales, gross margins and profitability could suffer.
A substantial part of our business is dependent on our ability to make trend‑right decisions and effectively manage our inventory in a broad range of merchandise categories, including apparel, home décor, seasonal offerings, food and other merchandise. Failure to accurately predict constantly changing consumer tastes, preferences, spending patterns and other lifestyle decisions, and personalize our offerings to our guests may result in lost sales, spoilage and increased inventory markdowns, which would lead to a deterioration in our results of operations by hurting our sales, gross margins and profitability.
Our earnings are highly susceptible to the state of macroeconomic conditions and consumer confidence in the United States.
Most of our stores and all of our digital sales are in the United States, making our results highly dependent on U.S. consumer confidence and the health of the U.S. economy. In addition, a significant portion of our total sales is derived from stores located in five states: California, Texas, Florida, Minnesota and Illinois, resulting in further dependence on local economic conditions in these states. Deterioration in macroeconomic conditions or consumer confidence could negatively affect our business in many ways, including slowing sales growth or reduction in overall sales, and reducing gross margins. These same considerations impact the success of our credit card program. Even though we no longer own a consumer credit card receivables portfolio, we share in the economic performance of the credit card program with TD Bank Group (TD). Deterioration in macroeconomic conditions could adversely affect the volume of new credit accounts, the amount of credit card program balances and the ability of credit card holders to pay their balances. These conditions could result in us receiving lower profit‑sharing payments.
We rely on a large, global and changing workforce of Target team members, contractors and temporary staffing. If we do not effectively manage our workforce and the concentration of work in certain global locations, our labor costs and results of operations could be adversely affected.
With approximately 366,000 team members, our workforce costs represent our largest operating expense, and our business is dependent on our ability to attract, train and retain the appropriate mix of qualified team members, contractors and temporary staffing. Many team members are in entry-level or part-time positions with historically high turnover rates. Our ability to meet our labor needs while controlling our costs is subject to external factors such as unemployment levels, prevailing wage rates, collective bargaining efforts, health care and other benefit costs and changing demographics. If we are unable to attract and retain adequate numbers and an appropriate mix of qualified team members, contractors and temporary staffing, our operations, guest service levels and support functions could suffer. Those factors, together with increasing wage and benefit costs, could adversely affect our results of operations. As of February 26, 2014, none of our team members were working under collective bargaining agreements. We are periodically subject to labor organizing efforts. If we become subject to one or more collective bargaining agreements in the future, it could adversely affect our labor costs and how we operate our business.
We have a concentration of support functions located in India where there is greater political and financial instability than the United States. An extended disruption of our operations in India could adversely affect certain operations supporting stability and maintenance of our digital channels and information technology development.

If our capital investments in technology, new stores and remodeling existing stores do not achieve appropriate returns, our competitive position, financial condition and results of operations may be adversely affected.
Our business is becoming increasingly reliant on technology investments and the returns on these investments are less predictable than building new stores and remodeling existing stores. We are currently making, and will continue to make, significant technology investments to support our multichannel efforts, implement improvements to our guest‑facing technology and transform our information processes and computer systems to more efficiently run our business and remain competitive and relevant to our guests. These technology initiatives might not provide the anticipated benefits or may provide them on a delayed schedule or at a higher cost. We must monitor and choose the right investments and implement them at the right pace. Targeting the wrong opportunities, failing to make the best investments, or making an investment commitment significantly above or below our needs could result in the loss of our competitive position and adversely impact our financial condition or results of operations.
In addition, our growth also depends, in part, on our ability to build new stores and remodel existing stores in a manner that achieves appropriate returns on our capital investment. We compete with other retailers and businesses for suitable locations for our stores. Many of our expected new store sites are located in fully developed markets, which are generally more time-consuming and expensive undertakings than expansion into undeveloped suburban and ex-urban markets.
Interruptions in our supply chain or increased commodity prices and supply chain costs could adversely affect our gross margins, expenses and results of operations.
We are dependent on our vendors to supply merchandise in a timely and efficient manner. If a vendor fails to deliver on its commitments, whether due to financial difficulties or other reasons, we could experience merchandise out-of-stocks that could lead to lost sales. In addition, a large portion of our merchandise is sourced, directly or indirectly, from outside the United States, with China as our single largest source. Political or financial instability, trade restrictions, the outbreak of pandemics, labor unrest, transport capacity and costs, port security, weather conditions, natural disasters or other events that could slow port activities and affect foreign trade are beyond our control and could disrupt our supply of merchandise and/or adversely affect our results of operations. In addition, changes in the costs of procuring commodities used in our merchandise or the costs related to our supply chain, including vendor costs, labor, fuel, tariffs, currency exchange rates and supply chain transparency initiatives, could have an adverse effect on gross margins, expenses and results of operations.
Failure to address product safety concerns could adversely affect our sales and results of operations.
If our merchandise offerings, including food, drug and children’s products, do not meet applicable safety standards or our guests’ expectations regarding safety, we could experience lost sales and increased costs and be exposed to legal and reputational risk. All of our vendors must comply with applicable product safety laws, and we are dependent on them to ensure that the products we buy comply with all safety standards. Events that give rise to actual, potential or perceived product safety concerns, including food or drug contamination, could expose us to government enforcement action or private litigation and result in costly product recalls and other liabilities. In addition, negative guest perceptions regarding the safety of the products we sell could cause our guests to seek alternative sources for their needs, resulting in lost sales. In those circumstances, it may be difficult and costly for us to regain the confidence of our guests.
The data breach we experienced in 2013 has resulted in government inquiries and private litigation, and if our efforts to protect the security of personal information about our guests and team members are unsuccessful, future issues may result in additional costly government enforcement actions and private litigation and our sales and reputation could suffer.
The nature of our business involves the receipt and storage of personal information about our guests and team members. We have a program in place to detect and respond to data security incidents. However, because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently and may be difficult to detect for long periods of time, we may be unable to anticipate these techniques or implement adequate preventive measures. In addition, hardware, software or applications we develop or procure from third parties may contain defects in design or manufacture or other problems that could unexpectedly compromise information security. Unauthorized parties may also attempt to gain access to our systems or facilities through fraud, trickery or other forms of deceiving our team members, contractors and temporary staff. Until the fourth quarter of 2013, all incidents we experienced were insignificant. The 2013 data breach we experienced was significant and went undetected for several weeks. We experienced weaker than expected U.S. Segment sales immediately following the announcement of the 2013 data breach, and we are currently facing more than 80 civil lawsuits filed on behalf of guests, payment card issuing banks and shareholders. In addition, state and federal agencies, including State Attorneys General, the Federal Trade Commission and the Securities and Exchange Commission, are investigating events related to the 2013 data breach, including how it occurred, its consequences and our responses, which may have an adverse effect on how we operate our business and our results of operations.

If we experience additional significant data security breaches or fail to detect and appropriately respond to significant data security breaches, we could be exposed to additional government enforcement actions and private litigation. In addition, our guests could further lose confidence in our ability to protect their personal information, which could cause them to discontinue using our REDcards or pharmacy services, or stop shopping with us altogether. Lost confidence from a significant data security breach involving team members could hurt our sales, reputation, cause team member recruiting and retention challenges, increase our labor costs, and affect how we operate our business.
Our failure to comply with federal, state, local and international laws, or changes in these laws could increase our costs, reduce our margins and lower our sales.
Our business is subject to a wide array of laws and regulations in the United States, Canada and other countries in which we operate. Significant workforce-related legislative changes could increase our expenses and adversely affect our operations. Examples of possible workforce-related legislative changes include changes to an employer's obligation to recognize collective bargaining units, the process by which collective bargaining agreements are negotiated or imposed, minimum wage requirements, and health care mandates. In addition, changes in the regulatory environment affecting Medicare reimbursements, privacy and information security, product safety, supply chain transparency, or environmental protection, among others, could cause our expenses to increase without an ability to pass through any increased expenses through higher prices. For example, we are currently facing government inquiries related to the 2013 data breach that may result in the imposition of fines or other penalties. In addition, any legislative or regulatory changes adopted in reaction to the recent retail-industry data breaches could increase or accelerate our compliance costs. Also, our pharmacy and clinic operations are governed by various regulations, and a significant change in, or our noncompliance with, these regulations could have a material adverse effect on our compliance costs and results of operations. In addition, if we fail to comply with other applicable laws and regulations, including wage and hour laws, the Foreign Corrupt Practices Act and local anti-bribery laws, we could be subject to legal risk, including government enforcement action and class action civil litigation, which could adversely affect our results of operations by increasing our costs, reducing our margins and lowering our sales.
Weather conditions where our stores are located may impact consumer shopping patterns, which alone or together with natural disasters, particularly in areas where our sales are concentrated, could adversely affect our results of operations.
Uncharacteristic or significant weather conditions can affect consumer shopping patterns, particularly in apparel and seasonal items, which could lead to lost sales or greater than expected markdowns and adversely affect our short-term results of operations. In addition, our three largest states by total sales, are California, Texas and Florida, areas where natural disasters are more prevalent. Natural disasters in those states or in other areas where our sales are concentrated could result in significant physical damage to or closure of one or more of our stores or distribution centers, and cause delays in the distribution of merchandise from our vendors to our distribution centers and stores, which could adversely affect our results of operations by increasing our costs and lowering our sales.
Changes in our effective income tax rate could adversely affect our net income.
A number of factors influence our effective income tax rate, including changes in tax law, tax treaties, interpretation of existing laws, and our ability to sustain our reporting positions on examination. Changes in any of those factors could change our effective tax rate, which could adversely affect our net income. In addition, our operations outside of the United States may cause greater volatility in our effective tax rate.
If we are unable to access the capital markets or obtain bank credit, our financial position, liquidity and results of operations could suffer.
We are dependent on a stable, liquid and well-functioning financial system to fund our operations and capital investments. In particular, we have historically relied on the public debt markets to fund portions of our capital investments and the commercial paper market and bank credit facilities to fund seasonal needs for working capital. Our continued access to these markets depends on multiple factors including the condition of debt capital markets, our operating performance and maintaining strong debt ratings. If rating agencies lower our credit ratings, it could adversely impact our ability to access the debt markets, our cost of funds and other terms for new debt issuances. Each of the credit rating agencies reviews its rating periodically, and there is no guarantee our current credit rating will remain the same. In addition, we use a variety of derivative products to manage our exposure to market risk, principally interest rate and equity price fluctuations. Disruptions or turmoil in the financial markets could reduce our ability to meet our capital requirements or fund our working capital needs, and lead to losses on derivative positions resulting from counterparty failures, which could adversely affect our financial position and results of operations.

A significant disruption in our computer systems and our inability to adequately maintain and update those systems could adversely affect our operations and our ability to maintain guest confidence.
We rely extensively on our computer systems to manage inventory, process guest transactions, communicate with our vendors and other third parties, service REDcard accounts and summarize and analyze results, and on continued and unimpeded access to the internet to use our computer systems. Our systems are subject to damage or interruption from power outages, telecommunications failures, computer viruses and malicious attacks, security breaches and catastrophic events. If our systems are damaged or fail to function properly, we may incur substantial repair or replacement costs, experience data loss and impediments to our ability to manage inventories or process guest transactions, and encounter lost guest confidence, which could adversely affect our results of operations. The 2013 data breach we experienced negatively impacted our ability to timely handle customer inquiries, and we experienced weaker than expected U.S. Segment sales following the announcement of the 2013 data breach.
We continually make significant technology investments that will help maintain and update our existing computer systems. Implementing significant system changes increases the risk of computer system disruption. Additionally, the potential problems and interruptions associated with implementing technology initiatives could disrupt or reduce our operational efficiency, and could impact the guest experience and guest confidence.
If we do not positively differentiate the Target experience and appeal to our new Canadian guests, our financial results could be adversely affected.
In fiscal 2013 we opened 124 Target stores in Canada, which was our first retail store expansion outside of the United States. Our initial sales and profits in Canada have not met our initial expectations. Improving our sales in Canada is contingent on our ability to deploy new marketing programs that positively differentiate us from other retailers in Canada, and achieve market acceptance by Canadian guests. In addition, our sales and profits in Canada are dependent on our ability to manage our inventory to offer the expected assortment of merchandise to our Canadian guests while avoiding overstock situations, and general macroeconomic conditions in Canada. If we do not effectively execute our marketing program and manage our inventory in Canada, our financial results could be adversely affected.
A disruption in relationships with third parties who provide us services in connection with certain aspects of our business could adversely affect our operations.
We rely on third parties to support a variety of business functions, including our Canadian supply chain, portions of our technology development and systems, our multichannel platforms and distribution network operations, credit and debit card transaction processing, and extensions of credit for our 5% REDcard Rewards loyalty program. If we are unable to contract with third parties having the specialized skills needed to support those strategies or integrate their products and services with our business, or if those third parties fail to meet our performance standards and expectations, including with respect to data security, our reputation, sales and results of operations could be adversely affected. In addition, we could face increased costs associated with finding replacement providers or hiring new team members to provide these services in-house.
We experienced a significant data security breach in the fourth quarter of fiscal 2013 and are not yet able to determine the full extent of its impact and the impact of government investigations and private litigation on our results of operations, which could be material.
The 2013 data breach we experienced involved the theft of certain payment card and guest information through unauthorized access to our network. Our investigation of the matter is ongoing, and it is possible that we will identify additional information that was accessed or stolen, which could materially worsen the losses and reputational damage we have experienced. For example, when the intrusion was initially identified, we thought the information stolen was limited to payment card information, but later discovered that other guest information was also stolen.
A significant factor in determining our financial liability is whether our systems were in compliance with applicable payment card industry standards. While our systems were determined to be compliant by a third party in the fall of 2013, the standards are inherently subjective and the extent of compliance required is subject to differing views. Another factor in determining the amount of any liability is the extent of actual fraud losses experienced by affected card holders or other guests, which will not be known to us for several weeks or months. In addition, the governmental agencies investigating the 2013 data breach may seek to impose injunctive relief, which could materially increase our data security costs, adversely impact how we operate our network and collect and use guest information, and put us at a competitive disadvantage with other retailers.
Finally, we believe that the greatest risk to our business arising out of the 2013 data breach is the negative impact on our reputation and loss of confidence of our guests, as well as the possibility of decreased participation in our REDcards Rewards loyalty program which our internal analysis has indicated drives meaningful incremental sales. We experienced weaker than expected U.S. Segment sales after the announcement of the 2013 data breach, but are unable to determine whether there will be a long-term impact to our relationship with our guests or whether we will need to engage in significant promotional or other activities to regain their trust, which could have a material adverse impact on our results of operations or profitability.

Item 9.01.             Financial Statements and Exhibits.

(d)                                 Exhibits.

(99)	Target Corporation’s News Release dated February 26, 2014 containing its financial results for the three and twelve months ended February 1, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGET CORPORATION

Date: February 26, 2014	/s/ John J. Mulligan
John J. Mulligan
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description	Method of Filing

(99)	Target Corporation’s News Release dated February 26, 2014 containing its financial results for the three and twelve months ended February 1, 2014.	Filed Electronically